Keryx Biopharmaceuticals, Inc. Announces Third Quarter 2012 Financial Results

Keryx to Host Investor Conference Call on Thursday, November 8, 2012
at 8:30am EST

NEW YORK, November 7, 2012 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease (the “Company”), today announced its results for the third quarter ended September 30, 2012.

At September 30, 2012, the Company had cash, cash equivalents, interest receivable, and investment securities of $20.2 million, as compared to $39.5 million at December 31, 2011.

The net loss for the quarter ended September 30, 2012 was $5.5 million, or $0.08 per share, compared to a net loss of $10.2 million, or $0.15 per share, for the comparable quarter in 2011, representing a decrease in net loss of $4.7 million. Other research and development expenses for the third quarter ended September 30, 2012 decreased by $4.9 million, as compared to the third quarter of 2011, principally related to the termination of the KRX-0401 (perifosine) Phase 3 clinical development program in May 2012. The net loss for the third quarter ended September 30, 2012 included $0.5 million of non-cash compensation expense related to equity incentive grants.

The net loss for the nine months ended September 30, 2012 was $16.1 million, or $0.22 per share, compared to a net loss of $19.7 million, or $0.30 per share, for the comparable period in 2011, representing a decrease in net loss of $3.6 million. Other research and development expenses for the nine months ended September 30, 2012, decreased by $4.9 million, as compared to the comparable period in 2011, principally related to the termination of the KRX-0401 (perifosine) Phase 3 clinical development program in May 2012. The net loss for the nine months ended September 30, 2012, included a non-cash extraordinary gain of $2.6 million related to a write-off of the contingent equity rights liability following the termination of the license agreement for KRX-0401 in May 2012 and $1.6 million of non-cash compensation expense related to equity incentive grants. The net loss for the nine months ended September 30, 2011, included license revenue of $5.0 million related to a milestone payment from the Company’s Japanese partner for Zerenex (ferric citrate), Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd., for their commencement, in April 2011, of a Phase 3 clinical program in Japan.

Ron Bentsur, the Company's Chief Executive Officer, said, “With the pending completion of our long-term Phase 3 study of Zerenex as a treatment for hyperphosphatemia in ESRD patients on dialysis, we look forward to reporting top-line data by year-end and anticipate the NDA filing for this indication in the first quarter of 2013. We are also excited to have recently initiated our Phase 2 study exploring Zerenex in the non-dialysis dependent chronic kidney disease setting, which we believe represents a substantial potential additional opportunity for Zerenex.” Mr. Bentsur added, “Importantly, we believe that we have sufficient cash to take us beyond our key anticipated clinical and regulatory milestones.”

The Company will host an investor conference call tomorrow, Thursday, November 8, 2012, at 8:30am EST, to discuss the Company’s third quarter financial results and provide a business outlook for the remainder of 2012.

In order to participate in the conference call, please call 1-877-869-3847 (U.S.), 1-201-689-8261 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. Keryx is developing Zerenex (ferric citrate), an oral, ferric iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. The Phase 3 clinical program of Zerenex for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease is being conducted pursuant to a Special Protocol Assessment (SPA) agreement with the FDA. Zerenex is also in Phase 2 development for the management of phosphorus and iron deficiency in anemic patients with Stage 3 to 5 non-dialysis dependent chronic kidney disease. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating any clinical trials and business prospects for Zerenex (ferric citrate) may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability, and our Japanese partner's ability, to successfully and cost-effectively complete clinical trials for Zerenex (ferric citrate); the risk that the data (both safety and efficacy) from the ongoing Phase 3 trials for Zerenex (ferric citrate) will not coincide with the data analyses from previous clinical trials reported by the Company; the risk that the data (both safety and efficacy) from the ongoing Phase 2 study in non-dialysis dependent chronic kidney disease will be negative or inconclusive; our ability to meet anticipated development timelines for Zerenex due to clinical trial results, manufacturing capabilities or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

KERYX CONTACT:
Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.

Selected Consolidated Financial Data

(In Thousands, Except Share and Per Share Amounts)

Statements of Operations Information (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUE:
License revenue	$--	$--	$--	$5,000

OPERATING EXPENSES:
Research and development:
Non-cash compensation	161	152	512	616
Other research and development	3,768	8,620	14,616	19,533
Total research and development	3,929	8,772	15,128	20,149

General and administrative:
Non-cash compensation	384	320	1,117	948
Other general and administrative	1,213	1,263	4,156	3,951
Total general and administrative	1,597	1,583	5,273	4,899

TOTAL OPERATING EXPENSES	5,526	10,355	20,401	25,048

OPERATING LOSS	(5,526)	(10,355)	(20,401)	(20,048)

OTHER INCOME:
Interest and other income, net	51	108	1,669	300

LOSS BEFORE EXTRAORDINARY GAIN	(5,475)	(10,247)	(18,732)	(19,748)

EXTRAORDINARY GAIN	--	--	2,639	--

NET LOSS	$(5,475)	$(10,247)	$(16,093)	$(19,748)

BASIC AND DILUTED NET LOSS PER COMMON SHARE
Before extraordinary gain	$(0.08)	$(0.15)	$(0.26)	$(0.30)
Extraordinary gain	--	--	0.04	--
Basic and diluted net loss per common share	$(0.08)	$(0.15)	$(0.22)	$(0.30)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and diluted	71,910,817	70,483,909	71,535,561	66,139,443

Balance Sheet Information:

	September 30, 2012 (unaudited)	December 31, 2011*
Cash, cash equivalents, interest receivable, and short-term investment securities	$20,248	$39,470
Total assets	24,271	43,488
Accumulated deficit	(385,980)	(369,887)
Stockholders’ equity	16,584	31,047

* Condensed from audited financial statements.